Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)

Sinda Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	Rule 457(a)	11,148,490(2)	$11.40(3)	$127,092,786	$0.00013810	$17,551.51
Equity	Common stock, $0.0001 par value per share	Rule 457(h)	11,773,851(4)	$2.93(5)	$34,497,383.43	$0.00013810	$4,764.09
Total Offering Amounts					$161,590,169.43		$22,315.60
Total Fee Offsets							—
Net Fee Due							$22,315.60

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock (“Common Stock”) of Sinda Ltd. (the “Registrant”) that become issuable under the Sinda Ltd. Amended and Restated 2020 Long Term Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Common Stock.

(2)	Covers shares of Common Stock issuable under the 2020 Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $11.40, the average of the high and low price of the Registrant’s common stock on June 26, 2026, as reported on the New York Stock Exchange, which is within five business days prior to filing of this Registration Statement.

(4)	Covers shares of Common Stock issuable upon the exercise of options to purchase Common Stock outstanding under the 2020 Plan.

(5)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $2.93, which is the weighted-average exercise price for common stock options outstanding under the 2020 Plan.